EXHIBIT 10.12

RESTRICTED STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made effective as of June 30, 2006,

AMONG:

IMVISION THERAPEUTICS INC., a Nevada corporation with an
address at Feodor-Lynen Str. 5, 30625, Hannover, Germany

(the “Corporation”)

AND:

The Undersigned Shareholder of the Corporation

(the “Shareholder”)

WHEREAS:

(A)                       The Shareholder has purchased that number of shares of the Corporation’s common stock set forth on the execution page to this Agreement at a price of $0.001 per share (the “Shares”).

(B)                       The Shareholder has agreed that the Corporation has the right to repurchase the Shares in the event that the Corporation’s common stock does not become eligible for trading on the NASD OTC Bulletin Board by March 31, 2007.

THIS AGREEMENT WITNESSES THAT the Parties, intending to be legally bound, covenant and agree as follows:

Escrow

1.1                     The Shares will be held by the Corporation in escrow in accordance with the terms of this Agreement during the period (the “Escrow Period”) from the date of this Agreement until date which is the earlier of:

(a)           the date that the Corporation’s common stock becomes eligible for trading on the NASD OTC Bulletin Board (the “Vesting Event”); and

(b)           March 31, 2007 (the “Termination Date”).

Restrictions on Ownership Pending Vesting

1.2                     During the Escrow Period, the Shareholder agrees:

(a)           the Shareholder will not sell, transfer, pledge, assign or otherwise dispose of the Shares or an interest in the Shares; and

(b)           the certificates representing the Shares will be held by the Corporation in trust pending release in accordance with this Agreement.

Vesting

1.3                     The Shareholder’s right to a release of the Shares will vest on the Vesting Event, provided that the Vesting Event takes place on or before the Termination Date. Upon achievement of the Vesting Event, the certificates representing the Shares will be released by the Corporation to the Shareholder and this Agreement will forthwith terminate and be of no further force or effect.

Corporation Right of Repurchase

1.4                     In the event that the Vesting Date has not taken place on or before the Termination Date, the Corporation will be entitled re-purchase the shares at a price of $0.001 per Share, which re-purchase will be completed as follows:

(a)           the Corporation will deliver payment of the purchase price to the Shareholder; and

(b)           the certificates representing the Shares will be released to the Corporation.

Effect of Repurchase

1.5                     Upon repurchase of the Shares in accordance with this Agreement, the Shareholder will have no further right, title or interest in the Shares and this Agreement will terminate and be of no further force or effect.

Governing Law and Attornment

1.6                     This Agreement will be exclusively governed by, and interpreted and construed in accordance with, the laws prevailing in the State of Nevada.

Time of Essence

1.7                     Time is of the essence in the performance of each obligation under this Agreement.

Entire Agreement

1.8                     This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, oral or written, by and between any of the Parties with respect to the subject matter hereof.

Further Assurances

1.9                     The Parties will with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party will provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement.

Counterparts

1.10                    This Agreement may be executed in any number of counterparts, in original form or by facsimile, each of which will together, for all purposes, constitute one and the same instrument, binding on the parties, and each of which will together be deemed to be an original, notwithstanding that each party is not a signatory to the same counterpart.

IN WITNESS WHEREOF the Parties have duly executed this Agreement effective as of the day and year first above written.

IMVISION THERAPEUTICS INC.

Per:
Authorized Signatory

Number of Shares Held:	Shares

Signature of Shareholder or Authorized
Signatory of Shareholder:

Name of Authorized Signatory of
Subscriber (if Subscriber is not an
individual):

Title of Authorized Signatory of
Shareholder (if Shareholder is not an
individual):

Name of Shareholder:

Address of Shareholder: